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                                                                     Exhibit 14

                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the use in the Statement of Additional Information and to the incorporation by reference in the Proxy Statement and Prospectus constituting parts of this registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated December 19, 2002 relating to the October 31, 2002 financial statements and financial highlights of Prudential World Fund, Inc. - Strategic Partners International Value Fund (formerly Prudential International Value Fund) appearing in the October 31, 2002 Annual Report to Shareholders of Prudential World Fund, Inc. - Strategic Partners International Value Fund, which also appears in the N-14 Registration Statement. We also consent to the reference to us under the heading "Independent Auditors" in such N-14 Registration Statement. We also consent to the references to us under the headings "Investment Advisory and Other Services" and "Financial Highlights" in that Fund's N-1A Registration Statement dated December 30, 2002, which is incorporated by reference in the N-14 Registration Statement.

We also consent to the use in the N-14 Registration Statement of our report dated September 29, 2003 relating to the July 31, 2003 financial statements and financial highlights of Strategic Partners Style Specific Funds - Strategic Partners International Equity Fund appearing in the July 31, 2003 Annual Report to Shareholders of Strategic Partners Style Specific Funds - Strategic Partners International Equity Fund which also appears in the N-14 Registration Statement. We also consent to the reference to us under the heading "Independent Auditors" in such N-14 Registration Statement. We also consent to the references to us under the headings "Investment Advisory and Other Services" and "Financial Highlights" in that Fund's N-1A Registration Statement dated October 2, 2003 which is incorporated by reference in the N-14 Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY 10036
November 5, 2003